Exhibit 4.28

Date 25 August 2010

BOONE STAR OWNERS INC. and

IOKASTI OWNING COMPANY LIMITED

as Borrowers

- and -

PIRAEUS BANK A.E.

as Lender

SECOND SUPPLEMENTAL AGREEMENT

relating to a loan facility

of (originally) US$90,000,000

WATSON, FARLEY & WILLIAMS

Piraeus

INDEX

Clause		Page

1	INTERPRETATION	1

2	AGREEMENT OF THE LENDER	3

3	CONDITIONS PRECEDENT	3

4	REPRESENTATIONS AND WARRANTIES	4

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	5

6	FURTHER ASSURANCES	9

7	FEES AND EXPENSES	10

8	COMMUNICATIONS	10

9	SUPPLEMENTAL	10

10	LAW AND JURISDICTION	10

EXECUTION PAGE		11

THIS SECOND SUPPLEMENTAL AGREEMENT is made on 25 August 2010

BETWEEN

(1)	BOONE STAR OWNERS INC. and IOKASTI OWNING COMPANY LIMITED as joint and several Borrowers; and

(2)	PIRAEUS BANK A.E., acting through its branch at 47-49 Akti Miaouli, 185 36 Piraeus, Greece as Lender.

BACKGROUND

(A)	By a loan agreement dated 5 October 2007 (as amended and supplemented by a supplemental agreement (the “First Supplemental Agreement”) dated 30 July 2009, the “Loan Agreement”) and made between (i) the Borrowers as joint several borrowers and (ii) the Lender has made available to the Borrowers a loan facility in an amount of (originally) US$90,000,000, of which an amount of US$68,900,000 is outstanding by way of principal on the date hereof.

(B)	By the First Supplemental Agreement the Lender agreed, at the request of the Borrowers, to waive the application of certain covenants during the period 31 December 2008 to 31 March 2011 (the “Waiver Period”).

(C)	The Borrowers have requested that the Lender extends the Waiver Period by 12 months so that the last date thereof is 31 March 2012.

(D)	The Lender’s consent to the requests of the Borrowers referred to in Recital (C) is subject to the following conditions:

(a)	the increase of the Margin to:

(A)	during the period 10 August 2010 to 31 March 2012, 2.60 per cent, per annum; and

(B)	at all times thereafter and subject to the terms provided herein, 1.75 per cent per annum; and

(b)	the amendment of the Loan Agreement pursuant to the terms of this Second Supplemental Agreement; and

(c)	all other terms and conditions contained herein.

(E)	This Second Supplemental Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to amend the Loan Agreement.

IT IS AGREED as follows:

1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement and the other Finance Documents shall have the same meanings when used in this Second Supplemental Agreement unless the context otherwise requires.

1.2	Definitions. In this Second Supplemental Agreement, unless the contrary intention appears:

“Charter” means, in respect of the New Ship, the time charter dated 6 March 2008 entered into between Arleta Navigation Company Limited, a member of the Group, as owner of m.v. “XANADU, a Fleet Vessel which shall be substituted by the New Ship on the Delivery Date (as defined in Clause 5.1(b)) pursuant to clause 106 thereof, and SK Shipping Co., Ltd. of Seoul, Korea as charterer (as amended and supplemented by addenda nos. 1, 2 and 3 dated 31 July 2008, 29 July 2008 and 27 April 2009 respectively);

“Effective Date” means the date on which the conditions precedent in Clause 3 are satisfied;

“Loan Agreement” means the loan agreement dated 5 October 2007 (as amended and supplemented by the First Supplemental Agreement) referred to in Recital (A);

“Mortgage Addendum” means:

(a)	in the case of each Original Ship, each of the first and second amendment to the Mortgage on that Ship, executed or, as the context may require, to be executed by the Borrower owning that Ship;

(b)	in relation to “TORO”, the first amendment on that Additional Ship, executed or, as the context may require, to be executed by Farat,

in favour of the Lender in such form as the Lender may approve or require and, in the plural, means all of them;

“New Account” means an account opened or to be opened in the name of the New Owner with the Lender for receipt of the Earnings of the New Ship or such other account or accounts as may be established for this purpose with the prior consent of the Lender;

“New Account Pledge” means a second priority pledge over the New Account to be executed by the New Owner in favour of the Lender in such form as the Lender may approve or require;

“New Deed of Covenant” means the second priority deed of covenant collateral to the Mortgage executed or to be executed by the New Owner in favour of the Lender in such form as the Lender may approve or require;

“New Finance Documents” means, together, the New Guarantee, the New Mortgage, the New Deed of Covenant, the New General Assignment and the New Account Pledge and in the singular, means any of them;

“New General Assignment” means a second priority general assignment of the Earnings, Insurances and Requisition Compensation in respect of the New Ship executed or to be executed by the New Owner in favour of the Lender in such from as the Lender may approve or require;

“New Guarantee” means the guarantee of the obligations of the Borrowers under the Loan Agreement executed or to be executed by the New Owner in favour of the Lender in such form as the Lender may approve or require;

“New Mortgage” means the second priority Maltese statutory mortgage over the New Ship executed or to be executed by the New Owner in favour of the Lender in such form as the Lender may approve or require;

“New Owner” means Ialysos Owning Company Limited, a corporation incorporated in the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, MH96960 Marshall Islands; and

“New Ship” means the 2009-built Panamax bulk carrier of 75,206 metric tons deadweight currently registered in the ownership of Irika Management S.A. under the Greek flag with the name “GEMINI S” and to be acquired by the New Owner and registered in its ownership under an Approved Flag with the name “AMALFI”.

1.3	Application of construction and interpretation provisions of Loan Agreement. Clauses 1.2 and 1.5 of the Loan Agreement apply, with any necessary modifications, to this Second Supplemental Agreement.

2	AGREEMENT OF THE LENDER

2.1	Agreement of the Lender. The Lender agrees, subject to and upon the terms and conditions of this Second Supplemental Agreement;

(a)	to the extension of the Waiver Period by 12 months so that the last date thereof is 31 March 2012;

(b)	the consequential amendment of the Loan Agreement and the other Finance Documents in connection with the matters referred to in paragraph (a) above;

(c)	the other amendments to the Loan Agreement and the other Finance Documents which have been set out in Clause 5.

2.2	Effective Date. The agreement of the Lender contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lender contained in Clause 2.1 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2	Conditions precedent. The conditions referred to in Clause 3.1 are that the Lender shall have received the following documents and evidence in all respects in form and substance satisfactory to the Lender and its lawyers on or before the Effective Date:

(a)	documents of the kind specified in paragraphs 3, 4 and 5 of Schedule 2, Part A to the Loan Agreement in relation to each Borrower and each Additional Owner in connection with its respective execution of this Second Supplemental Agreement and as, the case may be, each Mortgage Addendum, updated with appropriate modifications to refer to this Second Supplemental Agreement;

(b)	an original of this Second Supplemental Agreement duly executed by the parties to it;

(c)	original copies of each New Finance Document and each Mortgage Addendum, duly executed by the New Owner or, as the case may be, the relevant Borrower and Additional Owner together with evidence that:

(i)	the New Mortgage has been registered against the New Ship with second priority in accordance with the laws of Malta;

(ii)	each Mortgage Addendum has been duly registered in accordance with the laws of Malta;

(iii)	all notices required to be served under each New General Assignment have been served and acknowledged in the manner therein provided; and

(iv)	save for the Security Interests created by or pursuant to the New Mortgage and the New General Assignments, there are no Security Interests of any kind whatsoever on the New Ship or her Earnings, Insurances or Requisition Compensation;

(d)	evidence that the New Ship is:

(i)	registered in the ownership of the New Owner under the laws and flag of Malta; and

(ii)	insured in accordance with the relevant provisions of the New Deed of Covenant and all requirements thereof in respect of such insurance have been fulfilled;

(e)	a certified true copy of the Charter entered into in respect of the New Ship;

(f)	the original of any mandates or other documents required in connection with the opening or operation of the New Account;

(g)	documents establishing that the New Ship is managed by the Approved Manager;

(h)	a letter of undertaking executed by the Approved Manager in favour of the Lender in the terms required by the Lender agreeing certain matters in relation to the management of the New Ship and subordinating the rights of the Approved Manager against the New Ship and the New Owner to the rights of the Lender under the New Finance Documents;

(i)	copies of ISM DOC and SMC and the International Ship Security Certificate under the ISPS Code in respect of the New Ship;

(j)	the New Ship maintains the highest available class with such first-class classification society which is a member of the IACS as the Lender may approve free of all recommendations and conditions of such classification society;

(k)	evidence that the New Owner is a direct or indirect subsidiary of the Corporate Guarantor;

(1)	certified copies of all documents (with a certified translation if an original is not in English) evidencing any other necessary action, approval or consents with respect to this Second Supplemental Agreement and the New Finance Documents (including without limitation) all necessary governmental and other official approvals and consents in such pertinent jurisdictions as the Lender deems appropriate;

(m)	such legal opinions as the Agent may require in respect of the matters contained in this Second Supplemental Agreement and each Mortgage Addendum;

(n)	evidence that the agent referred to in clause 30.4 of the Loan Agreement has accepted its appointment as agent for service of process under this Second Supplemental Agreement and the New Finance Documents; and

(o)	any other document or evidence as the Lender may request in writing from the Borrowers and the New Owner.

4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations and warranties. Each Borrower represents and; warrants to the Lender that the representations and warranties in clause 9 of the Loan Agreement remain true and not misleading if repeated on the date of this Second Supplemental Agreement.

4.2	Repetition of Finance Document representations and warranties. Each Borrower and each of the other Security Parties represents and warrants to the Lender that the representations and warranties in the Finance Documents (other than the Loan Agreement) to which it is a party remain true and not misleading if repeated on the date of this Second Supplemental Agreement.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be amended as follows:

(a)	by deleting from clause 1.1 thereof the definitions of “Additional Owner”, “Additional Ship”, “Collateral Loan Agreement”, “DELRAY”, “Mortgage” and “Waiver Period”;

(b)	by adding in clause 1.1 thereof the following new definitions:

“Additional Owner” means:

(a)	during the First and the Third Period, the Collateral Owner; and

(b)	during the Second Period, Farat,

and,	in the plural, means both of them;

“Additional Ship” means:

(a)	during the First and the Third Period, “TORO”; and

(b)	during the Second Period, the Collateral Ship,

and,	in the plural, means both of them;

“Charter” means, in respect of the Collateral Ship, the time charter dated 6 March 2008 entered into between Arleta Navigation Company Limited, a member of the Group, as owner of m.v. “XANADU, a Fleet Vessel which shall be substituted by the Collateral Ship on the Delivery Date pursuant to clause 106 thereof, and SK Shipping Co., Ltd. of Seoul, Korea as charterer (as amended and supplemented by addenda nos. 1, 2 and 3 dated 31 July 2008,29 July 2008 and 27 April 2009 respectively);

“Collateral Borrowers” means, together, Farat, Annapolis Shipping Company Limited and Lansat Shipping Company Limited, each being a member of the Group and, in the singular, means any of them;

“Collateral Loan Agreement” means a loan agreement dated 13 March 2008 (as amended and supplemented by supplemental agreements dated 12 December 2008 and 30 July 2009 respectively and as amended and restated by the First Amending and Restating Agreement and the Second Amending and Restating Agreement) made between (inter alia) (i) the Collateral Borrowers as joint and several borrowers and (ii) the Lender as lender, in respect of a loan facility of (originally) US$130,000,000;

“Collateral Owner” means Ialysos Owning Company Limited, a corporation incorporated in the Marshall Islands, whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960;

“Collateral Ship” means the 2009-built Panamax bulk carrier of 75,206 metric tons deadweight currently registered in the ownership of the Seller under the Greek flag with the name “GEMINI S” and to be acquired by the Collateral Owner on the Delivery Date and registered in its ownership under the Maltese with the name “AMALFI”;

“Delivery Date” means the date within the Substitution Period on which title to and possession of the Collateral Ship is transferred from to the Collateral Owner which is the buyer thereof, pursuant to the terms of the MOA;

“First Amending and Restating Agreement” means the amending and restating agreement dated 25 January 2010 and made between (inter alia) (i) the Collateral Borrowers (as joint and several borrowers) and (ii) the Lender as lender setting out the terms and conditions upon which the Collateral Loan Agreement was amended and restated;

“First Period” means the period commencing on the date of the Second Amending and Restating Agreement and ending on the earlier of (i) the Delivery Date and (ii) the last day of the Substitution Period;

“MOA” means the memorandum of agreement dated 3 May 2010 entered into between the Seller as seller and the Collateral Owner as buyer in respect of the sale and purchase of the Collateral Ship;

“Mortgage” means:

(a)	in the case of each Original Ship, the first priority Maltese mortgage over that Ship executed by the Borrower owning that Ship in favour of the Lender (each as amended and supplemented by the relevant Mortgage Addenda)

(b)	in the case of an Additional Ship, the second priority Maltese mortgage over that Ship executed by the relevant Additional Owner (in the case of “TORO”, as amended and supplemented by the relevant Mortgage Addendum),

each	in such form as the Lender may approve or require and, in the plural, means all of them;

“Mortgage Addendum” means:

(a)	in the case of each Original Ship each of the first and second amendment to the Mortgage on that Ship, executed or, as the context may require, to be executed by the Borrower owning that Ship;

(b)	in relation to “TORO”, the first amendment on that Additional Ship, executed or, as the context may require, to be executed by Farat,

in favour of the Lender in such form as the Lender may approve or require and, in the plural, means all of them;

“Second Amending and Restating Agreement” means the amending and restating agreement dated                                          2010 and made between (inter alia) (i) the Collateral Borrowers as joint and several borrowers and (ii) the Lender setting out the terms and conditions upon which the Collateral Loan Agreement has been further amended and restated;

“Second Period” means the period commencing on the Delivery Date and ending on the last day of the Security Period;

“Substitution Period” means the period 5 February 2010 to 30 September 2010 (inclusive);

“Seller” means Irika Management S.A. a company incorporated in the Republic of Panama whose registered address is at Proconsa II Building, Beatriz M. De Cabal Street, Panama 5, Republic of Panama;

“Third period” means, if “TORO” has not been substituted by the Collateral Ship pursuant to clause 7 of the Collateral Loan Agreement within the Substitution Period, the period commencing on the last day of the Substitution Period and ending on the last day of the Security Period; and

“Waiver Period” means the period 31 December 2008 until (and including) 31 March 2012;”;

(c)	by deleting sub-paragraph (c) in the definition of “Account” contained in clause 1.1 thereof and replacing it with the following:

“(c)	in the case of the Collateral Ship, an earnings account in the name of the New Owner with the Lender designated “Ialysos Owning Company Limited - Earnings Account.”;

(d)	be deleting the definition of “Ship” contained in clause 1.1 thereof and substituting the same with the following:

““Ship” means each of the Original Ships and the relevant Additional Ship and, in the plural, means all of them;”;

(e)	by deleting the definition of “Margin” in clause 1.1 thereof in its entirety and substituting the same with the following:

““Margin” means:

(a)	during the period 10 August 2010 to 31 March 2012, 2.60 per cent, per annum; and

(b)	at all times thereafter and subject to the terms of Clause 3.10, 1.75 per cent per annum;”;

(f)	by deleting clause 12.3(b) thereof in its entirety and substituting the same with the following:

“(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of (i) an amount equal to 125 per cent, of the Advance relative to the Original Ship owned by that Borrower and (ii) the Market Value of that Original Ship; and”;

(g)	by deleting clauses 14.1, 14.3 thereof in their entirety and substituting the same as follows:

“14.1	Minimum required security cover. Clause 14.2 applies if the Lender notifies the Borrowers (other than during the Waiver Period) that:

(a)	the aggregate of the Market Value of the Original Ships; plus

(b)	the net realisable value of any additional security previously provided under this Clause 14,

is below 125 per cent, of the amount of the Loan.

14.3	Valuation of Ships. The Market Value of an Original Ship or, as the case may be, a Fleet Vessel at any date is that shown by a valuation prepared:

(a)	as at a date not more than 14 days previously;

(b)	by an independent sale and purchase shipbroker which the Lender has appointed and the Borrowers have approved (such approval not to be unreasonably withheld) for the purpose;

(c)	with or without physical inspection of the relevant Original Ship or, as the case may be, Fleet Vessel (as the Lender may require);

(d)	on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer;

(e)	free of any existing charter or other contract of employment (other than:

(i)	in the case of an Original Ship, any Relevant Charter to which that Ship may be subject and which has an unexpired duration of at least 11 months; and

(ii)	in the case of a Fleet Vessel, any charterparty (in the case of the Collateral Ship, other than the Charter as long as such Charter is not assigned in favour of the Lender pursuant to the terms of this Agreement and the Collateral Loan Agreement) to which that Fleet Vessel may be subject, which is made between the owner of that Fleet Vessel and a charterer acceptable to the Lender and has an unexpired duration of at least 11 months, in which case such Relevant Charter or, as the case may be, charterparty, shall be taken into account in determining the Market Value of the relevant Original Ship or, as the case may be, Fleet Vessel Provided that, in the case of a Relevant Charter, the Lender is satisfied that the parties to such Relevant Charter are in full compliance with the terms thereof); and

(f)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale.

In this Clause 14.3 “Relevant Charter” means, in relation to an Original Ship, any time charter party in respect of that Ship entered into by the relevant Borrower and a charterer in all respects acceptable to the Lender, exceeding or which, by virtue of any optional extensions is capable of exceeding, 11 months in duration (as the same may be amended or supplemented from time to time) on terms and substance in all respects acceptable to the Lender.”;

(i)	by adding the word “Original” after the word “each” in the second line of clause 14.6 thereof;

(j)	the definition of, and references throughout to, each Finance Documents shall be construed as if the same referred to that Finance Document as amended and supplemented by this Second Supplemental Agreement and

(k)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Second Supplemental Agreement.

5.2	Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents (other than the Loan Agreement) shall be, and shall be deemed by this Second Supplemental Agreement to be amended as follows:

(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Second Supplemental Agreement;

(b)	by construing all references in the Loan Agreement and in the Finance Documents to the “Mortgage” as references to each Mortgage as amended and supplemented by the relevant Mortgage Addendum; and

(c)	by construing (references throughout each of the Finance Documents to “this Agreement”, “this Deed”, hereunder and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Second Supplemental Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Second Supplemental Agreement.

6	FURTHER ASSURANCES

6.1	Borrowers’ and each Security Party’s obligation to execute further documents etc. Each Borrower and each other Security Party shall:

(a)	execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step,

which the Lender may, by notice to the Borrowers, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)	validly and effectively to create any Security Interest or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Second Supplemental Agreement, and

(b)	implementing the terms and provisions of this Second Supplemental Agreement,

6.3	Terms of further assurances. The Lender may specify the terms of any document to be executed by the Borrowers or any other Security Party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrowers or any other Security Party shall comply with a notice under Clause 6.1 by the date specified in the notice.

7	FEES AND EXPENSES

7.1	Fees and Expenses. The provisions of clause 19 (fees and expenses) of the Loan Agreement shall apply to this Second Supplemental Agreement as if they were expressly incorporated in this Second Supplemental Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1	General. The provisions of clause 27 (notices) of the Loan Agreement, as amended and supplemented by this Second Supplemental Agreement, shall apply to this Second Supplemental Agreement as if they were expressly incorporated in this Second Supplemental Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Second Supplemental Agreement may be executed in any number of counterparts.

9.2	Third Party rights. A person who is not a party to this Second Supplemental Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Second Supplemental Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Second Supplemental Agreement shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of clause 30 (law and jurisdiction) of the Loan Agreement, as amended and supplemented by this Second Supplemental Agreement, shall apply to this Second Supplemental Agreement as if they were expressly incorporated in this Second Supplemental Agreement with any necessary modifications.

THIS SECOND SUPPLEMENTAL AGREEMENT has been duly executed as a Deed on the date stated at the beginning of this Second Supplemental Agreement.

EXECUTION PAGE

THE BORROWERS

	SIGNED by ZIAD NAKHLEH	)	/s/ Ziad Nakhleh
	for and on behalf of	)
	BOONE STAR OWNERS INC.	)

	SIGNED by ZIAD NAKHLEH	)	/s/ Ziad Nakhleh
	for and on behalf of	)
	IOKASTI OWNING COMPANY	)
	LIMITED	)

THE LENDER

	SIGNED by MARIA YOURYI and JASON DALLAS	)	/s/ Maria Youri
	for and on behalf of	)	/s/ Jason Dallas
	PIRAEUS BANK A.E.	)

	Witness to all the	)
	above signatures	)

/s/ Christoforos Bismpikos
Name:	CHRISTOFOROS BISMPIKOS
SOLICITOR WATSON, FARLEY & WILLIAMS
Address:	89 AKTI MIAOULI
PIRAEUS 185 38 - GREECE

COUNTERSIGNED this 25 August 2010 by the following parties, each of which, by its execution hereof confirms and acknowledges that it has read and understood the terms and conditions of the above Second Supplemental Agreement, that it agrees in all respects to the same and that the Finance Documents to which each is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrowers under the Loan Agreement.

/s/ ZIAD NAKHLEH
ZIAD NAKHLEH for and on behalf of
DRYSHIPS INC.

Dated 25 August 2010

/s/ ZIAD NAKHLEH
ZIAD NAKHLEH for and on behalf of
FARAT SHIPPING COMPANY LIMITED

Dated 25 August 2010

/s/ ZIAD NAKHLEH
ZIAD NAKHLEH for and on behalf of
LOTIS TRADERS INC.

Dated 25 August 2010